UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 3, 2012

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State of Other Jurisdiction of Incorporation)

	1-11530	38-2033632
	(Commission File Number)	(I.R.S. Employer Identification No.)

	200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
	(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 3, 2012, Taubman Centers, Inc. (the Company or TCO) entered into an underwriting agreement (the Underwriting Agreement) with Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule I thereto. Pursuant to the Underwriting Agreement, the Company agreed to sell up to 8,050,000 shares of its 6.5% Series J Cumulative Redeemable Preferred Stock (the Series J Preferred Stock) in an underwritten public offering, which includes an over-allotment option for up to 1,050,000 shares of the Series J Preferred Stock. The offering is expected to close on August 14, 2012. The Company estimates the net proceeds of the offering, after deducting the underwriting discount and offering expenses payable by the Company, but assuming no exercise of the over-allotment option by the underwriters, will be approximately $169.2 million. The Company may redeem the Series J Preferred Stock, in whole or in part, at a redemption price of $25.00 per share, plus accrued and unpaid dividends, if any, on or after August 14, 2017.
The offering of the Series J Preferred Stock was made pursuant to the Registration Statement on Form S-3 (Registration No. 333-174880), the prospectus dated June 14, 2011, and the related prospectus supplement dated August 3, 2012.
A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 7.01.    REGULATION FD DISCLOSURE.

On August 8, 2012, the Company issued a press release announcing the issuance of updated guidance on 2012 Adjusted Funds from Operations (FFO) per diluted share, FFO per diluted share, and net income allocable to common shareholders per diluted share to reflect recent equity transactions. A copy of the press release dated August 8, 2012 is attached hereto as Exhibit 99.2.
The information in this Item 7.01 of Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01.    OTHER EVENTS.

On August 3, 2012, the Company issued a press release announcing the terms of the offering of the Series J Preferred Stock issuance. A copy of the press release dated August 3, 2012 is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In connection with the filing of the prospectus supplement, the Company is filing as Exhibits 5.1 and 8.1 to this Current Report on Form 8-K opinions of the Company's counsel, Honigman Miller Schwartz and Cohn LLP, regarding the validity of the Series J Preferred Stock and certain federal income tax matters, respectively.

In addition on August 3, 2012, the Company issued a Notice of Redemption for all of the outstanding shares of the Series G Cumulative Redeemable Preferred Stock (NYSE: TCO PR G - CUSIP no. 876664301) and the Series H Cumulative Redeemable Preferred Stock (NYSE: TCO PR H - CUSIP no. 876664400) at a redemption price per share of $25.00 (the Redemption Price), plus accrued and unpaid dividends of $0.35 and $0.33359375, respectively. The redemption will occur on September 4, 2012 (the Redemption Date). From and after the Redemption Date, all shares of the above referenced securities will no longer be deemed to be outstanding, dividends will cease to accrue, and the holders will be entitled to no rights as such holders except the right to receive payment of the total Redemption Price.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit	Description

1.1
Underwriting Agreement, dated August 3, 2012, by and among the Company and Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule I thereto

5.1	Opinion of Honigman Miller Schwartz and Cohn LLP
8.1	Tax Opinion of Honigman Miller Schwartz and Cohn LLP
23.1	Consent of Honigman Miller Schwartz and Cohn LLP (contained in Exhibit 5.1 hereto)
23.2	Consent of Honigman Miller Schwartz and Cohn LLP (contained in Exhibit 8.1 hereto)
99.1	Press Release, dated August 3, 2012, entitled “Taubman Centers Announces Pricing of $175 Million 6.5% Series J Cumulative Redeemable Preferred Stock.”
99.2*	Press Release, dated August 8, 2012, entitled “Taubman Centers Issues Updated 2012 Guidance to Reflect Recent Equity Transactions.”

* Furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2012	TAUBMAN CENTERS, INC.

By: /s/ Lisa A. Payne
Lisa A. Payne
Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

1.1
Underwriting Agreement, dated August 3, 2012, by and among the Company and Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule I thereto

5.1	Opinion of Honigman Miller Schwartz and Cohn LLP
8.1	Tax Opinion of Honigman Miller Schwartz and Cohn LLP
23.1	Consent of Honigman Miller Schwartz and Cohn LLP (contained in Exhibit 5.1 hereto)
23.2	Consent of Honigman Miller Schwartz and Cohn LLP (contained in Exhibit 8.1 hereto)
99.1	Press Release, dated August 3, 2012, entitled “Taubman Centers Announces Pricing of $175 Million 6.5% Series J Cumulative Redeemable Preferred Stock.”
99.2*	Press Release, dated August 8, 2012, entitled “Taubman Centers Issues Updated 2012 Guidance to Reflect Recent Equity Transactions.”

* Furnished, not filed.